Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) dated as of June 8, 2009, is made by AGNL COFFMAN, L.L.C., a Delaware limited liability company (“Landlord”) and WM COFFMAN LLC, a Delaware limited liability company (together with its successors and permitted assigns (“WM Coffman”).

RECITALS

WHEREAS, pursuant to the Lease Agreement dated as of March 30, 2007 (as amended by this First Amendment and as further amended from time to time, the “Lease”) by and among Landlord and Coffman Stairs, LLC, a Delaware limited liability company (“Coffman Stairs”), and Visador Holding Company, a Delaware corporation (“Visador”), Landlord leased to Coffman Stairs and Visador, jointly and severally, as tenant, certain real property located at 1000 Industrial Road, Marion, VA 24354; 1500 Industrial Road, Marion, VA 24354; and 211 Johnston Road, Marion, VA 24354 (collectively, the “Leased Premises”) in accordance with the terms thereof;

WHEREAS, Coffman Stairs wishes to sell to WM Coffman all of its assets, including all of its right, title and interest as Tenant under the Lease (the “Asset Sale”);

WHEREAS, in connection with the Asset Sale, Visador wishes to relinquish all of its rights under and pursuant to the Lease and to be released from its obligations as Tenant under the Lease (the “Release”);

WHEREAS, pursuant to Paragraph 21(j) of the Lease, the Asset Sale and the Release require the consent of Landlord; and

WHEREAS, the execution and delivery of this First Amendment is a condition to the granting of such consent by Landlord;

NOW, THEREFORE, in consideration of the premises and for the purpose of inducing Landlord to grant its consent to the Asset Sale and the Release, Landlord and WM Coffman hereby agree as follows:

AGREEMENTS

1.                                       Incorporation of Recitals.  The recitals are incorporated herein by reference.

2.                                       Capitalized Terms.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

3.                                       Amendments to Lease.  The parties agree that, effective as of the date hereof, the Lease shall be amended as follows:

(a)                                  Definitions.  For all purposes under the Lease:

(i)                                     “First Amendment” means the First Amendment of Lease dated as of June 8, 2009 between Landlord and Tenant.

(ii)                                  “Fitch” means Fitch Ratings Ltd.

(iii)                               The definition of “Guarantor” is deleted in its entirety.

(iv)                              “Guarantors” means Coffman Stairs, Visador, Crown, and all future Subsidiaries of Tenant and any Replacement Guarantor or any successor or permitted assignee thereof.

(v)                                 The definition of “Guaranty” is revised to read as follows:

“Guaranty” means the Guaranty Agreement dated as June 8, 2009 from Coffman Stairs, Visador, Crown, and all future Subsidiaries of Tenant and any Replacement Guaranty.

(vi)                              The definition of “Letter of Credit” is revised to read as follows:

“letter of credit” or “Letter of Credit” means an irrevocable, transferable, standby letter of credit that provides for automatic renewal, unless notice of refusal to renew is given by the issuing bank at least sixty (60) days prior to the expiration thereof, in form and substance reasonably satisfactory to Landlord, issued by a bank or financial institution reasonably acceptable to Landlord (a) that is chartered under the laws of the United States, any state thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, (b) whose long-term unsecured and unsubordinated debt obligations are rated in not lower than the second highest category by at least two of Fitch, Moody’s and S&P or their respective successors (the “Rating Agencies”) (which shall mean AA from Fitch, Aa from Moody’s or AA from S&P) and (c) that  has a short-term deposit rating in the highest category from at least two Rating Agencies (which shall mean F1 from Fitch, P-1 from Moody’s and A-2 from S&P).

(vii)                           “Sponsor” is defined in Paragraph 6(b).

(ix)                                “Tenant” means WM Coffman, together with its successors and permitted assigns.

(b)                                 Paragraph 6 shall become Paragraph 6(a) and new Paragraph 6(b) shall be added as follows:

(b)                                 If, at any time, Tenant is owned directly or indirectly by Countrywide Hardware, Inc., Visador Holding Corporation, or one or more private equity funds or other sponsors which receive a management fee or other comparable distribution (“Sponsor”), Tenant shall cause each such Sponsor to enter into an agreement subordinating Sponsor’s right to collect its management fee to Landlord’s right to collect Basic Rent under this Lease.

(c)                                  Paragraph 10(j) shall be deleted in its entirety.

(d)                                 Paragraph 10(k) shall be deleted in its entirety.

(e)                                  Paragraph 12(a) shall be deleted in its entirety and replaced with the following:

(a)                                  On or before July 24, 2009, Tenant agrees to complete those repairs to the Leased Premises set forth on Schedule 12(a) hereto (the “Immediate Repairs”) in a good and workmanlike manner and shall provide Landlord with all documentation which Landlord may request evidencing the completion of same (including, without limitation, paid invoices for the work described on Schedule 12(a)).

(f)                                    Schedule 12(a) shall be replaced with revised Schedule 12(a) attached hereto.

(g)                                 In Paragraph 21(j), the words “Coffman, Visador,” shall be replaced with the word “Tenant”.

(h)                                 In Paragraph 21(k), the words “Coffman, Visador,” shall be replaced with the word “Tenant”.

(i)                                     New Paragraph 21(m) shall be added as follows:

Any future Letter of Credit delivered to Landlord pursuant to this Paragraph 21 shall be held by Landlord as an increased Security Deposit in accordance with Paragraph 35.  If, during any period in which a Letter of Credit is held by Landlord pursuant to this Paragraph 21, the Basic Rent increases hereunder, Tenant shall, within thirty (30) days of such increase, increase the amount of such Letter of Credit in proportion to such increase in Basic Rent.

(j)                                     The provisions of Paragraph 21(h) shall not apply to the Sublease from Tenant to Visador.

(k)                                  In Paragraphs 22(a)(x), (xi), (xii), (xiii), (xiv) and (xv), the words after “Coffman, Visador, Crown” shall be deleted.

(l)                                     Paragraph 35(a) shall be revised to read as follows:

(a)                                  Concurrently with the execution of the First Amendment, Tenant shall deliver to Landlord a security deposit (the “Security Deposit”) in the amount of One Hundred Thousand Dollars ($100,000).  The Security Deposit shall be in the form of a Letter of Credit and shall be held by Landlord as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein.  If the Bank which issues the Letter of Credit sends notice that it will not be renewed, or Tenant fails to renew or replace the Letter of Credit prior to the date that is thirty (30) days prior to the expiration thereof, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on the Letter of Credit and to deposit the proceeds of the Letter of Credit as a cash Security Deposit (“Cash Security Deposit”) for the benefit of Landlord or to declare an Event of Default.  Such Cash Security Deposit may not be

commingled with other funds of Landlord or other Persons and no interest thereon shall be due and payable to Tenant but any interest earned on the Security Deposit shall be added to such deposit and held as additional security hereunder.  Landlord acknowledges that a Letter of Credit in the amount of One Hundred Thousand Dollars ($100,000) from Tenant delivered to Landlord on the date of this First Amendment shall satisfy the foregoing requirement for so long as such Letter of Credit is maintained by Tenant.  In the event that any Guarantor delivers a Letter of Credit pursuant to Section 20 of the Guaranty, such Letter of Credit shall be added to the Security Deposit and shall be subject to the provisions of this Paragraph 35, except that failure to renew or replace such Letter of Credit shall not be an Event of Default.

(m)                               Paragraph 35(b) shall be deleted in its entirety.

(n)                                 Paragraph 35(c) shall become Paragraph 35(b) and shall be revised to read as follows:

(b)                                 If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or to withdraw the Cash Security Deposit, as the case may be, from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) prepaid Basic Rent, (iii) any expense incurred by Landlord in curing any default of Tenant, and/or (iv) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned).  Tenant further acknowledges and agrees that (1) Landlord’s application of the proceeds of the Letter of Credit or Cash Security Deposit towards the payment of Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default; provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) days and in accordance with the requirements of this Paragraph 35, so that the original amount of the Security Deposit shall be again on deposit with Landlord.

(o)                                 Paragraph 35(d) shall become Paragraph 35(c) and shall be revised to read as follows.

(c)                                  At the expiration of the Term and so long as no Event of Default exists the Letter of Credit or the Cash Security Deposit, as the case may be, shall be returned to the party having posted same.

(p)                                 Paragraph 35(e) shall become Paragraph 35(d).

(q)                                 Article 24 of the Lease is hereby amended as follows:

Any notice or demand which, under the terms of the Lease or under any statute must or may be given or made by the parties herein, shall be in writing, and shall be given or made by mailing the same, by certified mail, return receipt requested, or having same delivered by a national messenger service such as FedEx provided a receipt for such delivery is obtained addressed as follows:

If to Landlord:

AGNL Coffman, L.L.C.

c/o Angelo, Gordon & Co., L.P.

245 Park Avenue, 26th Floor

New York, NY  10167-0094

Phone No.:  (212) 883-4157

Fax No.:  (212) 883-4141

Attn:  Gordon J. Whiting

with a copy to:

AG Net Lease Acquisition Corp.

c/o Angelo, Gordon & Co., L.P.

245 Park Avenue, 26th Floor

New York, NY  10167-0094

Phone No.:  (212) 692-2296

Fax No.:  (212) 867-6448

Attn:  Joseph R. Wekselblatt,

Chief Financial Officer

with a copy to:

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, D.C.  20004

Phone No.:  (202) 799-4108

Fax No.:  (202) 799-5108

Attn:  Michele E. Williams, Esquire

If  to Tenant:

P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville, NY  11747

with a copy to:

William E. Smith

Visador Holding Corp.

1000 Industrial Road

Marion, VA  24354

with a copy to:

Steven J. Kuperschmid, Esq.

Certilman Balin Adler & Hyman, LLP

90 Merrick Ave.

East Meadow, NY  11554

Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed.  Any notice given hereunder shall be deemed delivered when received by the party to whom same is addressed or when the party sending the same receives notification from the post office or carrier that same cannot be delivered or is unclaimed or refused.

Any notice to be given hereunder by either of the parties hereto may be given by the attorney for said party with the same force and effect as if such notice had been given by the party.

It is understood and agreed that wherever in this Lease a time period is stated for the performance of some act by Tenant or the sending of some notice by Tenant, that said time periods are of the essence and Tenant shall not be excused for any delay in connection therewith.

18.                                 No Other Amendments.  Except as expressly set forth herein, the Lease shall remain unmodified and in full force and effect.

(Signature pages follow)

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed under seal the day and year first written above.

LANDLORD

AGNL COFFMAN, L.L.C.,
a Delaware limited liability company

By:	AGNL Manager, Inc.,
a Delaware corporation, its manager

	By:	/s/ Gordon J. Whiting
	Name:	Gordon J. Whiting
	Title:	Vice President and Managing Director

STATE / COMMONWEALTH OF New York

COUNTY / CITY OF New York

On                     , 2009 before me, Michelle Vosko, a Notary Public in and for said state, personally appeared Gordon J. Whiting, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

/s/ Michelle Vosko
Notary Public in and for said State

TENANT

WM COFFMAN LLC,
a Delaware limited liability company

By:	/s/ Joseph A. Molino, Jr.
	Name:	Joseph A. Molino, Jr.
	Title:	Vice President

STATE / COMMONWEALTH OF New York

COUNTY / CITY OF Suffolk

On June 8, 2009 before me, Rosemary A. Guerra, a Notary Public in and for said state, personally appeared Joseph A. Molino, Jr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

/s/ Rosemary A. Guerra
Notary Public in and for said State